Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated September 2, 2009 relating to the financial statement of Archipelago Learning, Inc. appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
September 2, 2009